NIAGARA MOHAWK HOLDINGS, INC.
                             CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
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
                                                                 In thousands of dollars

                                                 Three Months Ended            Twelve Months Ended
                                                       March 31,                     March 31,
                                                 2000            1999           2000           1999*
                                                 ----            ----           ----           ----
OPERATING REVENUES:
Electric                                     $  924,895      $  864,678     $3,525,118     $3,341,658
Gas                                             263,599         254,407        620,418        605,526
Other                                               977              49          8,987            473
---------------------------------------      -----------     -----------    -----------    -----------
                                              1,189,471       1,119,134      4,154,523      3,947,657
                                             -----------     -----------    -----------    -----------
OPERATING EXPENSES:
Electricity purchased                           375,055         175,292      1,212,574        938,826
Fuel for electric generation                     13,330          57,094        145,893        249,878
Gas purchased                                   156,986         115,258        339,369        292,426
Other operation and maintenance expenses        219,901         206,343        924,429        890,321
Power Choice charge                                   -               -              -        263,227
Amortization of MRA regulatory asset             96,625          96,625        386,499        225,458
Depreciation and amortization                    77,950          94,816        328,607        362,676
Other taxes                                      78,268         121,858        371,492        455,638
---------------------------------------      -----------     -----------    -----------    -----------
                                              1,018,115         867,286      3,708,863      3,678,450
                                             -----------     -----------    -----------    -----------
OPERATING INCOME                                171,356         251,848        445,660        269,207
Other income (deductions)                        (4,918)         (1,403)           280         52,341
---------------------------------------      -----------     -----------    -----------    -----------
INCOME BEFORE INTEREST CHARGES                  166,438         250,445        445,940        321,548

Interest charges                                111,332         130,275        466,297        461,863
Preferred dividend requirement of subsidiary      7,904           9,024         35,688         36,356
---------------------------------------      -----------     -----------    -----------    -----------
INCOME (LOSS) BEFORE FEDERAL & FOREIGN
 INCOME TAXES                                    47,202         111,146        (56,045)      (176,671)
Federal and foreign income taxes                 32,728          60,314         (8,406)       (58,983)
---------------------------------------      -----------     -----------    -----------    -----------
INCOME (LOSS) BEFORE EXTRAORDINARY ITEM          14,474          50,832        (47,639)      (117,688)

Extraordinary item - Loss from the
extinguishment of debt, net of income
taxes of $12,819                                      -               -        (23,807)             -
---------------------------------------      -----------     -----------    -----------    -----------
NET INCOME (LOSS)                            $   14,474      $   50,832     $  (71,446)    $ (117,688)
---------------------------------------      ===========     ===========    ===========    ===========
AVERAGE NUMBER OF SHARES OF COMMON
STOCK OUTSTANDING (IN THOUSANDS)                177,352         187,365        184,201        176,776

BASIC AND DILUTED EARNINGS (LOSS)
PER AVERAGE SHARE OF COMMON STOCK BEFORE
EXTRAORDINARY ITEM                           $     0.08      $     0.27     $    (0.26)    $    (0.67)

EXTRAORDINARY ITEM PER AVERAGE SHARE OF
COMMON STOCK                                          -               -          (0.13)             -
---------------------------------------      -----------     -----------    -----------    -----------

BASIC AND DILUTED EARNINGS (LOSS)
PER AVERAGE SHARE OF COMMON STOCK            $     0.08      $     0.27     $    (0.39)    $    (0.67)
---------------------------------------      ===========     ===========    ===========    ===========

OTHER OPERATING DATA:
Earnings before interest charges, interest
income, income taxes, depreciation and
amortization, and other regulatory
adjustments (EBITDA)                                                        $1,159,000     $1,173,000

Net cash interest                                                           $  377,000     $  388,000

Ratio of EBITDA to net cash interest                                               3.1            3.0

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NOTES:

* Prior period consolidated financial statements have been prepared from Niagara Mohawk Power Corporation's period consolidated financial statements, except that accounts have been reclassified to reflect the Niagara Mohawk Holdings' structure.
** EBITDA for the twelve months ended March 31, 1999, which had been reported as of $1,245,500, has been restated reflecting a change in the Company's EBITDA calculation methodology.
- The above information is not given in connection with any sale or offer to sell or buy any stock or security.
- The Company files periodic reports pursuant to the Securities Exchange Act of 1934. Accordingly, with respect to the financial information set forth above, you are requested to refer to such filings for more detailed information.